SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): July 6, 2005 (July 1, 2005) `


                               RUBY MINING COMPANY
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Colorado                       0-7501                 83-0214117
----------------------------      --------------------     ---------------------
(State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
      of incorporation)                                     Identification No.)

                   125 Valleyside Drive, Dallas, Georgia 30157
                     P. O. Box 2240, Dallas, Georgia 30132
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                  404-348-4728
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425).

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12).

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

OTHER EVENTS


ITEM 8.01 OTHER EVENTS

On July 5, 2005, the Board of Directors of Ruby Mining Company announced that Jay L. Swallen, formerly Director and Chairman of the Audit Committee, has retired from active participation as a Director effective July 1, 2005. Jay has been honored with the title of "Director Emeritus". Jay began his service in December of 1997 and has been Chairman of the Audit Committee since joining the Board. He has also served as Chairman of the Compensation Committee in the past. Jay, who reached 80 years of age in June, has been recovering from some health problems and decided it was time for him to step aside. Marc Wallace, currently an independent member of the Board, who resides in Colorado, the Company's state of domicile, replaces Jay as Chairman of the Audit Committee. Mr. Wallace, retired President of Novations Strategic Alliances, has the experience necessary to assume this role, having been a consultant to many large Fortune 500 companies and having earned his M.B.A., with a concentration in Finance, from Central Michigan University.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                               RUBY MINING COMPANY
                                               (Registrant)


Dated: July 6, 2005                            By    /s/  G. Howard Collingwood
                                                    ----------------------------
                                                    G. Howard Collingwood
                                                    Chairman and CEO














                                       2